UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2008

GRYPHON GOLD CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-127635

(Commission File Number)

92-0185596

(IRS Employer Identification No.)

Suite 810 - 1130 West Pender Street

Vancouver, BC

V6E 4A4

(Address of principal executive offices and Zip Code)

(604) 261-2229

Registrant's telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

1.     Employment Agreement with John L. Key

The Registrant and John L. Key entered into that certain Employment Agreement, dated July 21, 2008. A description of the material terms and conditions of the Employment Agreement can be found in Item 5.02 below and is incorporated herein by reference.

2.     Financial Services Agreement with Tony Ker

The Registrant and Tony Ker entered into that certain Financial Services Agreement (“FSA”), confirmed and agreed to as of July 21, 2008, and dated effective September 1, 2008, in which the Registrant engaged Mr. Ker to provide financial services. Pursuant to the FSA, Mr. Ker will assist in the financing of the Registrant and assist in the maintenance of relationships with the Registrant’s shareholders and prospective investors. The Registrant (as of September 1, 2008) will pay a success fee to Mr. Ker of .67% for any qualifying financing (as defined in the FSA) initiated during the term of the FSA, including any share issuance or any contract that provides the Registrant with cash or consideration (excluding shares or debt issuances or other consideration in respect of the conversion of the loan from Jerry and Fabiola Baughman or the capping, buy-down or other amendment of terms of the Borealis Partners’ Royalty). In addition, the Registrant approves the granting of 200,000 stock options, of which 100,000 vest on signing and 100,000 on completion of a qualified financing. The issuance of shares pursuant to such options is subject to TSX approval. The terms of the stock options will be determined pursuant to the Registrant’s stock option plan. The term of the FSA begins on September 1, 2008, and ends four months less a day thereafter unless extended by mutual agreement. Both parties have the right to terminate the FSA at any time during the term of the FSA upon ten days notice to the other party. The FSA contains standard indemnification provisions in favor of Mr. Ker.

3.     Transition Agreement with Tony Ker

The Registrant and Tony Ker entered into that certain Transition Agreement (“TA”), dated July 21, 2008, which resolves issues associated with Mr. Ker’s retirement as CEO and director. Pursuant to the TA, any stock options that have vested if and when Mr. Ker departs from the Board of Directors will be maintained in accordance with the stock option plan for the full term. Any stock options that have not vested should Mr. Ker cease to be an officer, consultant, or director of the Registrant will expire immediately. The Registrant is obligated to pay Mr. Ker Cdn.$12,500 per month for 12 months; provided, however, that if after January 1, 2009, the Registrant has US$3 million or more in available cash, any unpaid amounts become immediately due and payable. The Registrant will continue to pay the premium payments for Mr. Ker and his family’s medical benefits for a 12-month period starting September 1, 2008. The Registrant will pay for Mr. Ker’s parking at the Registrant’s principal place of business for 12 months from September 1, 2008. The Registrant will transfer ownership of the Registrant’s laptop, home computer and Blackberry currently used by Mr. Ker to Mr. Ker on September 1, 2008. The Registrant will pay Mr. Ker’s reasonable legal and accounting expenses related to preparation of the TA. Mr. Ker and the Registrant have executed a mutual release attached to the TA as an exhibit.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

1.	Departure of Anthony Ker as CEO

Effective July 21, 2008, Mr. Anthony Ker is resigning as Chief Executive Officer of the Registrant. Mr. Ker resigned due to personal reasons and he had no disputes, claims, or issues with the Registrant.

2.	Appointment of John L. Key as CEO and Director

Effective July 21, 2008, the Registrant’s Board of Directors has appointed John L. Key, 57, as the Chief Executive Officer and a director of the Registrant. Mr. Key has served as the Registrant’s Chief Operating Officer since February 5, 2008. The Registrant’s CEO serves at the discretion of the Board and there is no specified term of office. Mr. Key’s term as a director shall last until the next annual or special meeting of the stockholders at which directors are elected.

Mr. Key possesses 32 years of extensive mining experience. He was appointed as the Registrant’s Chief Operating Officer effective February 5, 2008. Mr. Key is also the President and Owner of Blue-Frog West, Inc. (a wastewater treatment system distributorship for a new wastewater technology), positions which he has held since 2004. From 1973 to 2001 Mr. Key was employed variously by Teck Cominco Alaska, Cominco American Incorporated and Cominco. From 1996 to 2001, Mr. Key served as General Manager at the Red Dog mine for Teck Cominco Alaska and had responsibilities in project development, budget development, marketing, political interaction, mining and milling techniques, innovation and personnel development. Other employment with Cominco American Incorporated and Cominco included running the Magmont (1983-1993) and Polaris (1993-1996) mines. His duties included budget, capital, construction and operational oversight. Mr. Key is a graduate of the University of Missouri-Rolla with an M.S. in Mining Engineering.

There are no family relationships between Mr. Key and any of the Registrant’s directors or officers.

Mr. Key will not be named to any committees of the Board.

Neither Mr. Key nor any of his family members had any material interest, direct or indirect, in any transaction, or proposed transaction, since the beginning of the Registrant’s last financial year, or in any currently proposed transaction, in which the amount involved in the transaction exceeded or exceeds $120,000.

With respect to Mr. Key’s appointment as CEO and director, the Registrant and Mr. Key have entered into an Employment Agreement, dated as of July 21, 2008 (“Agreement”). Pursuant to the Agreement, Mr. Key’s term as CEO and director shall commence on July 21, 2008, and terminate on his last active day of employment. The Registrant agrees to pay Mr. Key a salary of $US 186,000 per annum and an additional amount of $US1,500 per month in lieu of adding Mr. Key to the company medical plan. Mr. Key is eligible for certain bonuses based on the performance of the Borealis Oxide Mine (“Borealis”). Mr. Key will receive a bonus of $US 75,000 if Borealis is in production producing gold 12 months after financing is complete for the project, as determined at the sole discretion of the Board of Directors. After 12 months of Borealis operating, Mr. Key will be eligible for a bonus of up to $US150,000 based on the mine meeting or exceeding the projected costs and operating goals, as determined by the Board of Directors and Compensation committee. The Registrant will reimburse Mr. Key for employment-related expenses. Mr. Key is eligible for the Registrant’s stock option plan. If the Registrant terminates Mr. Key without cause, the Registrant must pay him his base salary (in lieu of notice) for a 6-month severance period commencing on the termination date. Further, if after 365 days following the commencement date of the Agreement the Registrant terminates Mr. Key’s employment without cause, in addition to any other payment, Mr. Key will receive an addition amount equal to 6 months base salary, less statutory deductions. The Agreement has standard non-disclosure and non-solicitation clauses. For 6 months following Mr. Key’s resignation or notice of termination, the Agreement’s non-compete clause prohibits Mr. Key from carrying on with, engaging in, concerning himself with, having an interest in, or advising any enterprise that carries on or proposes to carry on a business competitive with the Registrant in the State of Nevada. Further, during Mr. Key’s employment, similar restrictions apply to Mr. Key engaging in or concerning himself with or advising any enterprise that carries on or proposes to carry on a business competitive with the Registrant in Canada.

Item 7.01. Regulation FD

The Registrant issued a press release on July 22, 2008, announcing the management changes detailed in Item 5.02 above. A copy of the press release is attached to this report as Exhibit 99.1. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.  The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01. Financial Statements and Exhibits

10.1	Employment Agreement between the Registrant and John L. Key, dated July 21, 2008
10.2	Financial Services Agreement between the Registrant and Tony Ker, dated September 1, 2008
10.3	Transition Agreement between the Registrant and Tony Ker, dated July 21, 2008
99.1	Press release dated July 22, 2008*

*The Exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gryphon Gold Corporation
(Registrant)

Dated: July 21, 2008	By: /s/ Michael Longinotti
Michael Longinotti Chief Financial Officer

EXHIBIT INDEX

10.1	Employment Agreement between the Registrant and John L. Key, dated July 21, 2008
10.2	Financial Services Agreement between the Registrant and Tony Ker, dated September 1, 2008
10.3	Transition Agreement between the Registrant and Tony Ker, dated July 21, 2008
99.1	Press release dated July 22, 2008*

*The Exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.